UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2005
VALERO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Valero Way
San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (210) 345-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Second Amendment to Deferred Compensation Plan
2006 Elective Deferral Agreement
Investment Election Form
2006 Distribution Election Form

Item 1.01 Entry into a Material Definitive Agreement.
On December 16, 2005, the election period closed for participation during calendar year 2006 in the Valero Energy Corporation Deferred Compensation Plan (the “Plan”). Each of the “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K) of Valero Energy Corporation (the “Company”) is eligible to participate in the Plan. The agreement and forms filed as exhibits to this Current Report on Form 8-K — together with the Plan — contain the material terms and conditions for participation in the Plan. In reliance on Instruction 1 to Item 601(b)(10) of Regulation S-K, the Company is not filing each individual participant’s personal arrangement under the Plan.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

10.01	Valero Energy Corporation Deferred Compensation Plan dated as of March 1, 1998, and First Amendment dated December 20, 2002 — incorporated by reference to Exhibit 10.04 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

* 10.02	Second Amendment to the Valero Energy Corporation Deferred Compensation Plan

* 10.03	2006 Elective Deferral Agreement

* 10.04	Investment Election Form

* 10.05	2006 Distribution Election Form

*	filed herewith

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: December 21, 2005	By:	/s/ Gregory C. King

Gregory C. King
President

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EXHIBIT INDEX

Number	Exhibit
10.02	Second Amendment to the Valero Energy Corporation Deferred Compensation Plan

10.03	2006 Elective Deferral Agreement

10.04	Investment Election Form

10.05	2006 Distribution Election Form

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